Exhibit 10.1

ISDA®

International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of November 10, 2021

PNC Bank, National Association (“PNC”) and Bel Fuse Inc. (“Counterparty”) have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:―

1.	Interpretation

a.	Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

b.

Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

c.

Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

a.	General Conditions.
i.	Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

ii.

Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement

iii.

Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

b.

Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

c.	Netting of Payments. If on any date amounts would otherwise be payable:―
i.	in the same currency; and

ii.	in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

d.	Deduction or Withholding for Tax.
i.

Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:―

1.	promptly notify the other party (“Y”) of such requirement;

2.

pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

3.	promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
4.

if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:―

A.	the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

B.

the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

ii.	Liability. If:―
1.

X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

2.	X does not so deduct or withhold; and

3.	a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3.	Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

a.	Basic Representations.
i.	Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

ii.

Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

iii.

No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

iv.

Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

v.

Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

b.

Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

c.

Absence of Litigation. There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

d.

Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

e.	Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

f.	Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

g.	No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:―

a.	Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:―
i.	any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

ii.	any other documents specified in the Schedule or any Confirmation; and

iii.

upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

b.

Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

c.

Comply With Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

d.	Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

e.

Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

a.

Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:―

i.

Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

ii.	Breach of Agreement; Repudiation of Agreement.

1.

Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

2.

the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any Transaction evidenced by such a Confirmation 7(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

iii.	Credit Support Default.

1.

Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

2.

the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

3.

the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

iv.

Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

v.	Default Under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:―

1.

defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

2.

defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

3.

defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

4.

disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

vi.	Cross-Default. If “Cross-Default” is specified in the Schedule as applying to the party, the occurrence or existence of:―

1.

a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

2.

a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

vii.	Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:―

1.

is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

viii.

Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:―

1.

the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

2.

the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

b.

Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:―

i.

Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):―

1.

for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

2.

for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

ii.

Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:―

1.

the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

2.

such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

iii.

Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

iv.

Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

v.

Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A “Designated Event” with respect to X means that:―

1.

X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of thedate of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

2.

any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

3.

X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

vi.

Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

c.	Hierarchy of Events.

i.

An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

ii.

Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

iii.

If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

d.

Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:―

i.

the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

ii.

if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

e.

Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i)or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6.	Early Termination; Close-Out Netting

a.

Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

b.	Right to Terminate Following Termination Event.

i.

Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

ii.

Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

iii.

Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

iv.	Right to Terminate.

1.	If:―
A.

a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

B.	a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non-affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

2.	If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:―
A.

Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

B.

An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

c.	Effect of Designation.

i.

If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

ii.

Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

d.	Calculations; Payment Date.

i.

Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

ii.

Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

e.

Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

i.

Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

ii.	Termination Events. If the Early Termination Date results from a Termination Event:―

1.

One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

2.

Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

3.

Mid-Market Events. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:―

A.

if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

B.	in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

iii.

Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

iv.

Adjustment for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

v.

Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

f.

Set-Off. Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non-affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

   If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.	Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:―

a.

a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

b.

a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.	Contractual Currency

a.

Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

b.

Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

c.

Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

d.	Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.	Miscellaneous

a.

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

b.

Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

c.	Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

d.

Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

e.	Counterparts and Confirmations.

i.

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

ii.

The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

f.

No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

g.	Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

h.	Interest and Compensation.

i.	Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:―

1.

Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

2.

Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

3.	Interest on Deferred Payments. If:―

A.

a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

B.

a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

C.

a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

4.	Compensation for Deferred Deliveries. If:―

A.	a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

B.	a delivery is deferred pursuant to Section 5(d); or

C.	a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

ii.	Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:―

1.

Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

2.

Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

iii.	Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

10.	Offices; Multibranch Parties

a.

If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

b.

If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

c.

The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.	Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

a.

Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:―

i.	if in writing and delivered in person or by courier, on the date it is delivered;

ii.	if sent by telex, on the date the recipient’s answerback is received;

iii.

if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

iv.	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

v.	if sent by electronic messaging system, on the date it is received; or

vi.	if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

b.

Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

a.	Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

b.	Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:―

i.	submits:―

1.

if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

2.

if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

ii.

waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

iii.	agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

c.

Service of Process. Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

d.

Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:―

“Additional Representation” has the meaning specified in Section 3.

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Agreement” has the meaning specified in Section 1(c).

“Applicable Close-out Rate” means:―

a.	in respect of the determination of an Unpaid Amount:―

i.	in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

ii.	in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

iii.	in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

iv.	in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

b.	in respect of an Early Termination Amount:―

i.	for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:―

1.	if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

2.	if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

3.	in all other cases, the Applicable Deferral Rate; and

ii.	for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:―

1.

if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

2.	if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

3.	if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

4.	in all other cases, the Termination Rate.

“Applicable Deferral Rate” means:―

a.

for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

b.

for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

c.

for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

“Automatic Early Termination” has the meaning specified in Section 6(a).

“Burdened Party” has the meaning specified in Section 5(b)(iv).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information: ―

i.

quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

ii.

information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

iii.

information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:―

1.

application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

2.

application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

“Confirmation” has the meaning specified in the preamble.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Contractual Currency” has the meaning specified in Section 8(a).

“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Cross-Default” means the event specified in Section 5(a)(vi).

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Designated Event” has the meaning specified in Section 5(b)(v).

“Determining Party” means the party determining a Close-out Amount.

“Early Termination Amount” has the meaning specified in Section 6(e).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“electronic messages” does not include e-mails but does include documents expressed in markup languages, and “electronic messaging system” will be construed accordingly.

“English law” means the law of England and Wales, and “English” will be construed accordingly.

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Force Majeure Event” has the meaning specified in Section 5(b).

“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and “unlawful” will be construed accordingly.

“Local Business Day” means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

“Master Agreement” has the meaning specified in the preamble.

“Merger Without Assumption” means the event specified in Section 5(a)(viii).

“Multiple Transaction Payment Netting” has the meaning specified in Section 2(c).

“Non-affected Party” means, so long as there is only one Affected Party, the other party.

“Non-default Rate” means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Other Amounts” has the meaning specified in Section 6(f).

“Payee” has the meaning specified in Section 6(f).

“Payer” has the meaning specified in Section 6(f).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Proceedings” has the meaning specified in Section 13(b).

“Process Agent” has the meaning specified in the Schedule.

“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Schedule” has the meaning specified in the preamble.

“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Threshold Amount” means the amount, if any, specified as such in the Schedule.

“Transaction” has the meaning specified in the preamble.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

“Waiting Period” means:―

a.

in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

PNC BANK, NATIONAL ASSOCIATION                                   BEL FUSE INC.

   By:  /s/ Brandon A. Mayo                                                               By:  /s/ Farouq Tuweiq

Name: Brandon A. Mayo                                                               Name: Farouq Tuweiq

Title: AVP                                                                                       Title: CFO

ISDA®

International Swaps and Derivatives Association. Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of November 10, 2021

between

PNC BANK, NATIONAL ASSOCIATION,

a national banking association organized and existing under the laws of the United States of America

("Party A"),

and

BEL FUSE INC.,

a corporation organized and existing under the

laws of the State of New Jersey

("Party B")

Part 1

Termination Provisions

a.	"Specified Entity" means in relation to Party A for the purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v):

None.

"Specified Entity" means in relation to Party B for the purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v):

Any Affiliate of Party B.

b.	"Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

c.

The "Cross-Default" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B. Section 5(a)(vi) of this Agreement is hereby amended by (i) deleting the phrase ", or  becoming capable at such time of being declared," from clause (I); and (ii) adding the following after the semicolon at the end thereof:

"provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if (I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay."

In connection therewith, "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party's banking business.

"Threshold Amount" means with respect to Party A an amount equal to three percent (3%) of the consolidated stockholders’ equity of The PNC Financial Services Group, Inc., a Pennsylvania corporation, as shown in its most recent annual or quarterly financial statements prepared in accordance with generally accepted accounting principles in the United States and   with   respect   to   Party B,   USD 10,000,000.

"Credit Agreement" means the Amended and Restated Credit and Security Agreement dated as of September 2, 2021, by and among KeyBank National Association as Administrative Agent, Swing Line Lender and Issuing Lender, Bank of America, N.A., HSBC Bank USA, National Association, and Party B as Joint Lead Arrangers and Co-Documentation Agents, Party A, BMO Harris Bank, N.A. as Senior Managing Agent,  and the other lenders party thereto from time to time (as amended, extended, supplemented or otherwise modified in writing from time to time).

With respect to Party B, an Event of Default (as such term is defined in the Credit Agreement) under the Credit Agreement shall be an Event of Default under this Agreement.

d.	The "Credit Event Upon Merger" provisions of Section 5(b)(v): will apply to Party A and will apply to Party B.

e.	The "Automatic Early Termination" provision of Section 6(a): will not apply to Party A and will not apply to Party B.

f.	"Termination Currency" means United States Dollars ("USD'').

g.	Additional Termination Event will apply. The following will constitute Additional Termination Events:

i.

It shall be an Additional Termination Event, with respect to which Party B shall be the sole Affected Party, if for any reason either (A) Party A's obligation to lend under the Credit Agreement is terminated or (B) Party A ceases to be a party to the Credit Agreement.

ii.

It shall be an Additional Termination Event, with respect to which Party B shall be the sole Affected Party, if (A) Party A ceases to be a Secured Party under the Credit Agreement, (B) the guarantee obligations of the loan parties under the Credit Agreement do not extend to the obligations of Party B hereunder, (C) all or substantially all of the collateral under the Credit Agreement and related loan documents is released without the prior written consent of Party A or (D) the obligations and liabilities of Party B hereunder fail to be senior secured, pari passu and equal in right and priority of payment with the Loans under the Credit Agreement.

Part 2

Tax Representations

a.	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may  rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party Y does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

b.	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

i.	The following representations will apply to Party A:

(1)          Party A is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M) and its federal taxpayer identification number is 94-1687665.

(2)          It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

ii.	The following representations will apply to Party B:

1.	Party B is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of New Jersey.

2.

It is a ''U.S. person'' (as that term is used in section l.l441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).

Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a)(i) of this Agreement, each Party agrees to deliver the following documents:

a.	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form, Document or Certificate	Date by which to be Delivered	Covered by Section 3(d)
Party A and Party B

A complete and accurate United States Internal Revenue Service Form W-9 (or any applicable successor form), and such other form or document reasonably requested by a party that is required to enable the other party to make payments under this Agreement without deduction or withholding for or on account of Taxes or with such withholding or deduction at a reduced rate.

		Upon (i) execution of this Agreement, (ii) reasonable demand by Party A, and (iii) learning that any such form previously provided has become obsolete or incorrect.	Yes

b.  Other documents to be delivered:

For the purpose of Section 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form, Document or Certificate	Date by which to be Delivered	Covered by Section 3(d)
Party A	An incumbency certificate with respect to the signatory of this Agreement.	Upon request.	Yes
Party B	Evidence of Party B’s authority to enter into this Agreement and each Transaction entered into under this Agreement.	Upon execution of this Agreement.	Yes
Party B	An incumbency certificate with respect to the signatory of this Agreement.	Upon execution of this Agreement.	Yes
Party A

Annual Report of The PNC Financial Services Group, Inc. containing audited, consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party is organized.

		To be made available on www.pnc.com as soon as available an in any event within 90 days after the end of each fiscal year of Party A.	Yes
Party A

Quarterly Report of The PNC Financial Services Group, Inc. containing audited, consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party is organized.

		To be made available on www.pnc.com as soon as available an in any event within 45 days after the end of each fiscal year of Party A.	Yes
Party B

Annual Report of Party B and any Credit Support Provider thereof containing audited, consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party and such Credit Support Provider is organized.

		As soon as available and in any event within 90 days after the end of each fiscal year of Party B and of the Credit Support Provider.	Yes
Party B

Quarterly Financial Statements of Party B and any Credit Support Provider thereof containing unaudited, consolidated financial statements of such party’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which such party and such Credit Support Provider is organized.

		As soon as available and in any event within 45 days after the end of each fiscal quarter of Party B and of the Credit Support Provider.	Yes

Part 4

Miscellaneous

a.	Address for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:‐

PNC Bank, National Association

PNC Investment Operations

Mailstop P1-POPP-11-A

249 Fifth Avenue

Pittsburgh, PA  15222

Attention:  Derivative Operations

Telephone No.:  412-237-0566

Facsimile No.:  855-568-4533

E-mail Address: derivatives.operations@pnc.com

Address for notices or communications to Party B:‐

Bel Fuse Inc.

   206 Van Vorst St.

   Jersey City NJ 07302

Attention: Marc Pryor

Telephone No.: 20l-432-0463

Email: Marc.Pryor@belf.com

Any notice, demand or other communication to be provided by Party A pursuant to this Agreement (including, without limitation, any notice, demand or communication pursuant to Section 6(a) or Section 6(b)(iv) of this Agreement) shall  be effective when sent to  the address of Party  B provided in this Part 4(a) without regard to the delivery to any other persons required to be copied on distributions to Party B. Any failure by Party A to provide copies to such other entities or persons  shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication or the matters set forth therein, including, without limitation, the designation of an Event of Default, Termination Event, Early Termination Date or any other such matter.

(b)        Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

c.	Offices. The provisions of Section 1 0(a) will apply to this Agreement.

d.	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

e.

Calculation Agent. The Calculation Agent is Party A unless an Event of Default has occurred and is continuing with respect to Party A, in which case Party B may appoint a leading dealer in the relevant market to act as Calculation Agent.

f.	Credit Support Document. Details of any Credit Support Document:

Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a "Credit Support Document":

In relation to Party A, not applicable.

In relation to Party B, the Credit Agreement and the other applicable Loan Documents, including without limitation, the Guaranty of Payment and the Security Documents, (as each such term is defined in the Credit Agreement).

Party B agrees that the security interests in collateral granted to Party A under the foregoing Credit Support Documents shall secure the obligations of Party B to Party A under this Agreement.

g.	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not Applicable.

Credit Support Provider means in relation to Party B: Each grantor of a pledge, security interest or other form of hypothecation under any Credit Support Document, and any Guarantor (as such term is defined in the Credit Agreement) is a Credit Support Provider.

h.

Governing Law; Jurisdiction. This Agreement and any and all controversies arising out of or in relation to this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

Section 13 is amended by (i) deleting in Section 13(b)(i)(2) the word "non-exclusive" and replacing

It with "exclusive" and (ii) deleting Section 13(h)(iii) in its entirety.

i.

Netting of Payments. Unless the parties otherwise so agree, "Multiple Transaction Payment Netting" will apply for the purpose of Section 2(c) of this Agreement to all Transactions, starting as of the date of this Agreement.

(j)            "Affiliate'' will have the meaning specified in Section 14 of this Agreement.

k.	Absence of Litigation. For the purpose of Section 3(c):

"Specified Entity" means in relation to Party A, none;

"Specified Entity" means in relation to Party B, any Affiliate of Party B.

l.	No Agency. The provisions of Section 3(g) will apply to this Agreement.

m.

Additional Representation will apply. For the purpose of Section 3 of this Agreement, each of the following will constitute an Additional Representation, which will be made by the party indicated below at the times specified below:

i.

Mutual Representations. Each party makes the following representations to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into):

A.	Relationship Between Parties. Absent a written agreement between the pa1tics that expressly imposes affirmative obligations to the contrary for that Transaction:

1.

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

2.

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions  and  risks  of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

3.	Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

B.

Eligible Contract Participant. It is an "eligible contract pa1ticipant" and that each guarantor of its Swap Obligations (as defined below), if any, is an "eligible contract pa1ticipant," as such term is defined in the U.S. Commodity Exchange Act, as amended. "Swap Obligation'' means any obligation incurred with respect to a transaction that is a "swap" as defined in the Section la(47) of the Commodity Exchange Act and CFTC Regulation l.3(xxx).

ii.

Municipal Advisor Rule. Party B hereby represents, and will be deemed to represent at all times until the termination of the Agreement, that it is not, and docs not act on behalf of, either a ·'municipal entity" or "obligated person" (in each case as defined in Section 15B of the Securities Exchange Act of 1934 and the rules adopted by the SEC with respect to municipal advisor registration).

iii.

In the case of Party B, it is not a federal entity (as defined below).  Party B acknowledges and agrees that, unless it has notified Party A in writing otherwise, Party A (as the reporting party under CFTC Regulation 45) will report to an SDR that Party B is not a federal entity.  As used herein, “federal entity” means:

(1) one of the following entities:

(a)     an entity established pursuant to federal law, including, but not limited to, the following:

(i)   an “agency” as defined in 5 U.S.C. § 551(1), a federal instrumentality, or a federal authority;

(ii) a government corporation (examples: as such term is defined in 5 U.S.C. § 103(1) or in 31 U.S.C. § 9101);

(iii) a government-sponsored enterprise (example: as such term is defined in 2 U.S.C. § 622(8));

(iv) a federally funded research and development center on the master list referenced in 48 CFR 35.017-6; and

(v) an executive department listed in 5 U.S.C. § 101; or

(b)     an entity chartered pursuant to federal law after formation (example: an organization listed in title 36 of the U.S. Code); or

(2) an entity that was established by, or at the direction of, one or more of the entities listed in clause (1), or has an ultimate parent listed in its LEI reference data that is an entity listed in clause (1) or in the first part of this clause (2).

Notwithstanding the foregoing, as used herein, the term “federal entity” does not include federally chartered depository institutions.

iv.

In the case of Party B, such party is not a “covered fund”, as that term is defined in Section 13 of the Bank Holding Company Act of 1956 (the “Volcker Rule”), as amended, modified or supplemented from time to time, and the regulations promulgated thereunder, as codified at 12 C.F.R. §§ 44 (OCC), 248, (Federal Reserve) and 351 (FDIC), and 17 C.F.R. §§ 75 (CFTC) and 255 (SEC).

n.

Recording of Conversations. Each party to this Agreement acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or the other or both of the parties or their agents.

Part 5

Other Provisions

a.

Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period:  "or, in the case of financial statements, a fair presentation of the financial condition of the relevant Party".

b.

2002 Master Agreement Protocol. Annexes l to 18 and Section 6 of the ISDA 2002 Master Agreement Protocol as published by the International Swaps and Derivatives Association, Inc. on July 15, 2003 are incorporated into and apply to this Agreement.  References in those definitions and provisions to any ISDA Master Agreement will be deemed to be references to this Master Agreement.

c.	Consent to Disclosure.

i.

(A) Party B consents to the disclosure to Party A's Affiliates, as Party A may deem appropriate, of records and information disclosed to or otherwise provided to Party A by Party B for the purpose of processing and executing Party B's instructions, or in pursuance of Party A's or Party B's commercial interest, and (B) for the avoidance of doubt, such consent gives Party A the right to allow any intended recipient of such Party B information access, by any means, to such Party B information.

ii.	Each party acknowledges that:

A.

disclosures made pursuant to this Part 5(c) may include, without limitation, the disclosure of trade information including a party's identity (by name, address, corporate affiliation, identifier or otherwise) to any trade repository registered or recognized in accordance with the relevant Reporting Regulation, including CFTC Rule published on September 1, 2011 with respect to Swap Data Repositories (76 FR 54538) or one or more systems or services operated by any such trade repository ("TR") and any relevant regulators (including without limitation, the U.S. Commodity Futures Trading Commission or other U.S. regulators in the case of trade rcp01iing under applicable U.S. laws, the European Securities and Markets Authority and national regulators in the European Union) under the Reporting Regulation;

B.	such disclosures could result in certain anonymous transaction and pricing data becoming available to the public;

C.

for purposes of complying with regulatory reporting obligations, a party may use a third party service provider to transfer trade information into a TR and any such TR may engage the services of a global trade repository regulated by one or more governmental regulators; and

D.

disclosures made pursuant hereto may be made to recipients in a jurisdiction other than that of the disclosing party or a jurisdiction that may not necessarily provide an equivalent or adequate level of protection for personal data as the counterparty's home jurisdiction.

iii.

For the avoidance of doubt, (A) to the extent that applicable non-disclosure, confidentiality, bank secrecy, data privacy or other law imposes non-disclosure requirements on transaction and similar information required or permitted to be disclosed as contemplated herein but permits a party to waive such requirements by consent, the consent and acknowledgements provided herein shall be a consent by each party for purposes of such law; (B) any agreement between the parties to maintain confidentiality of information contained herein or in any non-disclosure, confidentiality or other agreement shall continue to apply to the extent that such agreement is not inconsistent with the disclosure of information in connection with the Reporting Requirements as set out herein; and (C) nothing herein is intended to limit the scope of any other consent to disclosure separately given by each party to the other party.

d.	[Reserved]

e.

Set-off. Section 6(f) is hereby amended by inserting in the sixth line thereof the words "or any affiliates of the Payee in circumstances where the Payee is the Non-defaulting Party or Non‐ Affected Party" following the words "payable by the Payee".

f.

WAIVER OF RIGHT TO TRIAL BY JURY EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRL,1L BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

g.	Method of Notice. Section 12(a)(ii) of the Master Agreement is deleted in its entirety and replaced with "(ii) [RESERVED];".

h.

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. "Tax" as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax" as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), any current or future regulations or official interpretations thereof any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

This Part 5(h) shall replace any "Express Provisions" where ''Express Provisions" means any provisions expressly set out in any confirmation of a Transaction that supplements, forms a part of, and is subject to, this ISDA Master Agreement; that provide for amendments to (i) any Payer Tax Representation contained in this ISDA Master Agreement, (ii) Section 2(d) of this ISDA Master Agreement, or (iii) the definition of "lndemnifiable Tax" in this ISDA Master Agreement, in each case, only in relation to FATCA Withholding Tax.

i.

HIRE Act. Notwithstanding Section  1(b)  of this Agreement and any provision  that is inconsistent  or to the contrary in any Confirmation, to the extent that either party to this Agreement is not an adhering party to the ISDA 2015 Section 871(m)  Protocol  published  by the  International  Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the "871(m) Protocol"),  the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to this Agreement as if set forth in full herein, and each Confirmation dated prior to the date hereof or on or subsequent  to the date hereof is hereby amended to reflect such provisions and amendments. The parties further agree that, solely for purposes of applying such provisions and amendments to this Agreement, references to "each Covered Master Agreement" in the 871(m) Protocol will be deemed to be references to  this  Agreement,  and references to the "Implementation Date" in the 871(m) Protocol will  be deemed  to be references to the date of this Agreement.

j.            [reserved]

k.

Incorporation by Reference of Terms of Credit Agreement.  The covenants,  terms  and  provisions of,  including all representations and warranties of Party  B  contained  in  the Credit  Agreement,  as  in effect as of the date of  this  Agreement,  are  hereby  incorporated  by  reference  in, and  made  part  of, this Agreement to the same extent as if such covenants, terms, and provisions  were set forth  in  full herein. Party B hereby agrees that, during the period commencing with the date  of  this  Agreement through and including  such  date  on  which  all  of  Party  B's  obligations  under  this  Agreement  are fully performed, Party B will (i)  observe,  perform,  and  fulfill  each  and  every  such  covenant,  term, and provision  applicable  to  Party  B,  as  such  covenants,  terms,  and  provisions,  may  be  amended from time to time after the date of this Agreement  with  the  consent  of  Party  A  and  (ii)  deliver  to Party A at the address  for  notices  to  Party  A  provided  in  Part 4  each  notice,  document,  certificate or other writing as Party B is obligated to furnish  to any other  party  to the Credit  Agreement.  In the event the Credit Agreement terminates or becomes no longer  binding  on  Party  B  prior  to  the termination of this Agreement, such covenants, terms, and provisions (other than those requiring payments in respect of  amounts  owed  under  the  Credit  Agreement)  will  remain  in  force  and  effect for purposes of this  Agreement  as  though  set  forth  in  full  herein  until  the  date  on  which  all  of Party B's obligations under this Agreement are fully performed, and this Agreement is terminated.

l.

Hedge Agreement. Party B represents to Party A (which representation will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that this Agreement is a Hedge Agreement (as such term is defined in the Credit Agreement).

m.   Confirmations. Party A and Party B agree that with respect to any Transaction governed by the Agreement, Party A will, on or promptly after the trade date, send Party B a Confirmation confirming the terms of such Transaction (which Confirmation may be sent by mail, telex, facsimile, electronic messaging system, email or other electronic means (all of which are effective means of delivery by Party A irrespective of the form of delivery used by Party B to confirm the terms of such Transaction)). Upon receipt thereof, Party B shall examine the terms of the Confirmation and shall return to Party A a signed copy or request the correction of any trade data contained therein, in each case within the applicable time frame specified for the execution of confirmations under CFTC Rule 23.501.

n.   Accuracy of Specified Information.  Section 3(d) is modified by deleting the period at the end thereof and appending thereto the following: “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition, results of operations or cash flows (as applicable) of the relevant person for the dates and periods specified therein in conformity with generally accepted accounting principles in the United States.”

o.   Limitation of Liability.  To the fullest extent permitted by law, no claim may be made by either party against the other or any affiliate, director, officer, employee, attorney or agent thereof for any special, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Agreement, any Credit Support Document or any Transaction or any statement, course of conduct, act, omission or event in connection with any of the foregoing (whether based on breach of contract, tort or any other theory of liability); and each party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist.

p.   USA Patriot Act.  Party A hereby notifies Party B that pursuant to the requirement of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and the other information that will allow Party A to identify Party B in accordance with the Act.

q.   Outstanding Specified Transactions.  Upon the effectiveness of this Agreement, unless otherwise agreed to in writing by the parties to this Agreement with respect to enumerated Specified Transactions, all Specified Transactions then outstanding between Party A and Party B shall be subject to the terms hereof.  For purposes of this Part 5(n), “Specified Transaction” will have the meaning set forth in Section 14 of this Agreement (without reference to clause (c) of the definition thereof).

r.    Electronic Signatures. The parties acknowledge and agree that the words “execution,” “signed,” “signature” and words of like import in this Agreement and any Confirmation shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act (the E-SIGN Act) or any state law based on the Uniform Electronic Transactions Act.

s.   ERISA Representation.  Each party represents that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”), (iii) a person or entity acting on behalf of an ERISA Plan, (iv) an entity the assets of which constitute assets of an ERISA Plan, or (v) an entity the assets of which are or are deemed to be assets of any “employee benefit plan” or “plan” by reason of the U.S. Department of Labor’s plan asset regulation 29 C.F.R. Section 2510.3-101, as amended by Section 3(42) of ERISA.

Part 6

Additional Terms for Foreign Exchange and Foreign Exchange Option

Transactions

a.

Incorporation of Definitions. The 1998 FX and Currency Option Definitions (the "FX Definitions"), published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee, are hereby incorporated by reference with respect to FX Transactions (as defined in the FX Definitions) and Currency Option Transactions (as defined in the FX Definitions). Terms defined in the FX Definitions shall have the same meanings in this Part 6.

b.

Scope. Unless otherwise agreed in writing by the parties, each FX Transaction and Currency Option Transaction entered into between the parties before, on or after the date of this Agreement shall be a Transaction under this Agreement and shall be part of, subject to and governed by this Agreement. FX Transactions and Currency Option Transactions shall be part of, subject to and governed by this Agreement even if the Confirmation in respect thereof does not state that such FX Transaction or Currency Option Transaction is subject to or governed by this Agreement or does not otherwise reference this Agreement.

When an FX Transaction or a Currency Option is confirmed by means of exchange of electronic messages on an electronic messaging system or other document or other confirming evidence exchanged between the parties confirming such Transaction, such messages, document or evidence will constitute a Confirmation for the purposes of this Agreement even where not  so  specified therein.

c.

Premium Netting. If, on any date, and unless otherwise mutually agreed by the parties, Premiums would otherwise be payable hereunder in the same Currency between the same respective offices of the parties, then, on such date, each party's obligation to make payment of such Premiums will be automatically satisfied and discharged and, if the aggregate Premiums that would otherwise have been payable by such office of one party exceeds the aggregate Premiums that would otherwise have been payable by such office of the other party, replaced by an obligation upon the party by whom the larger aggregate Premiums would have been payable to pay the other party the excess of the larger aggregate Premiums over the smaller aggregate Premiums, and if the aggregate Premiums are equal, no payment shall be made.

d.

Potential Event of Default. Subject to Section 2(a)(iii)  of  the Agreement,  if an  Event of  Default or Potential Event of Default has occurred and is continuing,  and  an  Early  Termination  Date  has not been designated by the Non-defaulting Party, the Non-defaulting Party  may, by written notice, specify that any or all Currency Options being settled while such Event  of  Default  or  Potential Event of Default is continuing shall be settled in accordance with Article 3, Section 3.7 of the FX Definitions and upon such  notice  becoming  effective, the  parties shall  be deemed  to  have elected to have the specified Currency Options settle at the In-the-Money  Amount  unless and  until  the Event of Default or Potential Event of Default is no longer continuing.

e.

Payment Instructions. All payments to be made hereunder in respect of FX and Currency Option Transactions shall be made in accordance with standing payment instructions provided by the parties from time to time in writing (or as otherwise specified in a Confirmation).

f.	Notice of Exercise. Article 3, Section 3.5(g) of the FX Definitions is amended by the deletion of the word "facsimile," in the fourth line thereof.

g.	Automatic Exercise. Article 3, Section 3.6(c)(i), line six of the FX Definitions which currently reads "one percent of the Strike Price" shall be amended to read "0.5% of the Strike Price."

h.	Terms Relating to Premium. Article 3, Section 3.4 of the FX Definitions is hereby amended by the addition of the following as a new paragraph (c) of the FX Definitions.

"(c)    Premium: Failure to Pay on Premium Payment Date.  If any Premium is not received on the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium;  (ii) to give written notice of such non- payment and, if such payment shall not be received within one  ( l) Local Business Day of such notice, treat the related Currency Option as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within one (1) Local Business Day of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option."

i.	Successor Currency. Section 4.3 of the FX Definitions is hereby amended by the addition of the following new paragraph immediately after the first paragraph:-

"The foregoing provisions shall not apply where the Original Currency is the Euro, provided the Euro remains a lawful currency in one or more participating member states of the European Union".

Part 7

Dodd Frank Provisions

(a)        Title VII Mandate.  Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”) and related regulations issued by the U.S. Commodity Futures Trading Commission (“CFTC”) impose certain requirements on “swap dealers” (as defined in Section 1a(49) of the Commodity Exchange Act, as amended (“CEA”) and CFTC Regulation 1.3 thereunder), including new swap trading relationship documentation requirements. Party A has registered as a “swap dealer” with the CFTC and, accordingly, must comply with the new requirements imposed on swap dealers. Accordingly, Party A and Party B wish to supplement this Agreement by the terms set forth in this Part 7 to allow Party A to comply with such new requirements.

(b)         Representations and Agreements by Party A and Party B.

1.

Accuracy of Representations.  Each party represents to the other party (which representation is deemed repeated as of the time of each Swap Transaction Event (as defined below) that, as of the date of each Swap Transaction Event (i) all information (excluding financial information) furnished by or on behalf of it to the other party pursuant to or in connection with this Agreement (“DF Information”) is true, accurate and complete in every material respect, (ii) no representation provided in the DF Information or in this Agreement is incorrect or misleading in any material respect, and (iii) all DF Information that is financial information furnished by or on behalf of it to the other party has been prepared in accordance with applicable accounting standards, consistently applied.  As used in this Agreement, “Swap Transaction Event” shall mean the execution by Party A and Party B on or after the date of this Agreement of (i) a new “Swap” (as defined below), or (ii) any material amendment to, or novation of, an existing Swap under this Agreement. As used in this Agreement, “Swap” shall mean a “swap” as defined in Section 1a(47) of the CEA and CFTC Regulation 1.3 thereunder that is, or is to be, governed by this Agreement. The term “Swap” also includes any “foreign exchange forward” or “foreign exchange swap,” as those terms are defined in Sections 1a(24) and 1a(25) of the CEA, respectively, governed, or to be governed, by this Agreement that are exempted from regulation as “swaps” by the U.S. Secretary of the Treasury pursuant to authority granted by Section 1a(47)(E) of the CEA. As used in this Agreement, “CFTC Regulations” mean the rules, regulations, orders and interpretations published or issued by the CFTC, as amended.

Notwithstanding the foregoing, each party agrees that an event of default, termination event, or other similar event that gives a party grounds to cancel or otherwise terminate a Transaction shall not occur under this Agreement or any other contract between the parties solely on the basis of (i) a representation provided solely in this Part 7 being incorrect or misleading in any material respect, or (ii) a breach of any covenant or agreement set forth solely in this Part 7; provided, however, that nothing in this paragraph shall prejudice any other right or remedy of a party at law or under this Agreement or any other contract in respect of any misrepresentation or breach hereunder or thereunder. For the avoidance of doubt, this paragraph shall not alter a party’s rights or remedies, if any, applicable to a breach of any representation, warranty, covenant, or agreement that is not provided or set forth solely in this Part 7, including any such breach relating to any event or condition that could also cause or constitute an event specified in (i) or (ii) in the immediately preceding sentence.

2.

Reliance on Representations for Future Swaps. Each party acknowledges that if the parties enter into any Swap Transaction Event, the other party will do so in reliance upon the DF Information and the representations provided by such party or its agent in the DF Information and this Agreement.

3.

Notice of any Material Changes to Representations. In accordance with the procedures specified in Section 12(a) of this Agreement regarding delivery of notices or communications to a party, or by such other means as may be agreed in writing between the parties from time to time (collectively, the “Notice Procedures”), each party agrees to promptly notify the other party (i) of any material change to any DF Information previously provided by such party or on behalf of such party and (ii) if any representations made in any DF Information or this Agreement by or on behalf of such party become incorrect or misleading in any material respect. For any representation made in the DF Information or this Agreement that would be incorrect or misleading in any material respect if repeated on any date following the date on which the representation was last repeated, the notifying party shall timely amend such representation by giving notice of such amendment to the other party in accordance with the Notice Procedures. Notwithstanding anything in this Agreement to the contrary, a notification pursuant to this subsection 3 shall be effective on the Local Business Day following the date on which a notice would be effective pursuant to the Notice Procedures or such other date as the parties may specify in writing (the “Notice Effective Date”) and the relevant information or representation will be deemed amended as of such Notice Effective Date.

4.

Further Assurances.  Each party agrees to promptly provide the other party, in accordance with the Notice Procedures, any information reasonably requested by such other party to enable such other party to comply with Title VII of the Dodd-Frank Act (and the related CFTC Regulations and interpretations issued by the CFTC and other applicable regulators (collectively, the “DF Rules”)) in connection with any Swap outstanding between the parties under this Agreement.

5.

Consent to Disclosure of Confidential Information.   Notwithstanding anything to the contrary in this Agreement or in any nondisclosure, confidentiality or similar agreement between the parties, each party hereby consents to the disclosure of information to the extent required by the DF Rules which mandate reporting of transaction and similar information. Each party acknowledges that disclosures made pursuant to this subsection 5 may include, without limitation, the disclosure of trade information including a party’s identity (by name, identifier or otherwise) to a “swap data repository” (as such term is defined in Section 1a(48) of the CEA and applicable CFTC Regulations, hereinafter “SDR”) and relevant regulators and that such disclosures will result in certain anonymous Swap transaction and pricing data becoming available to the public.  Each party further acknowledges that, for purposes of complying with regulatory reporting obligations, an SDR may engage the services of a global trade repository regulated by one or more governmental regulators; provided that such regulated global trade repository is subject to comparable confidentiality provisions as is an SDR registered with the CFTC. For the avoidance of doubt, to the extent that applicable non-disclosure, confidentiality, bank secrecy or other law imposes nondisclosure requirements on transaction and similar information required to be disclosed pursuant to the DF Rules but permits a party to waive such requirements by consent, the consent and acknowledgements provided herein shall be a consent by each party for purposes of such other applicable law.

6.

Legal Entity Identifier.  Party A hereby represents to Party B that Party A’s CFTC Interim Compliant Identifier satisfying the “legal entity identifier” requirements of CFTC Regulation 45.6 is:  AD6GFRVSDT01YPT1CS68. Party B hereby agrees to provide to Party A its “legal entity identifier” or CFTC Interim Compliant Identifier satisfying the requirements of CFTC Regulation 45.6 on or before the occurrence of the first Swap Transaction Event.

7.

Party A is an ECP.  Party A hereby represents to Party B that Party A is an “eligible contract participant” as that term is defined in Section 1a(18) of the CEA and the applicable CFTC’s Regulations, based upon the fact that it is a “swap dealer” as defined in Section 1a(49) of the CEA and CFTC Regulation 1.3 thereunder.

8.	Authority and Due Execution. Each party represents to the other party (which representation is deemed repeated as of the occurrence of each Swap Communication Event (as defined below)):

a.	all information provided by it in this Agreement is true, accurate and complete in every material respect as of the date hereof, and may be relied upon by the other party;

b.	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

c.	it has the power to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize such execution, delivery and performance;

d.

its execution, delivery and performance of this Agreement will not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

e.

all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

f.

its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

“Swap Communication Event” means each (i) Swap Transaction Event, (ii) offer to enter into a Swap Transaction Event and (iii) Swap Recommendation.

“Swap Recommendation” means a “recommendation” (as such term is used in CFTC Regulations 23.434 and 23.440) with respect to a Swap Transaction Event or trading strategy involving a Swap Transaction Event.

(c)         Representations and Agreements by Party B.

1.	Acknowledgment of Party A Notifications. Party B represents and agrees that it has received, reviewed, and understands the notifications from Party A described in subsection (d) of this Part 7.

2.

Manner of Notifications and Disclosures. (a) Party B agrees that Party A may effect delivery to Party B of any notifications and informational disclosures required by the DF Rules, including standardized notifications and disclosures applicable to multiple Swaps, through any of the following means, each of which Party B agrees is reliable: (i) means specified for the delivery of notices in the Notice Procedures or (ii) by posting on a web page at, or accessible through, a URL designated in a written notice given to Party B in accordance with the Notice Procedures and notifying Party B of such posting in a written notice given to Party B in accordance with the Notice Procedures, provided that Party A need not provide written notice of posting on such web page with respect to the provision of post-trade daily mid-market marks required pursuant to CFTC Regulation 23.431(d) or with respect to the provision of pre-trade mid-market marks required pursuant to CFTC Regulation 23.431(a)(3)(i).

(b)  Party B further agrees that Party A may provide oral disclosures of any (i) pre-trade mid-market marks required pursuant to CFTC Regulation 23.431(a)(3)(i) and (ii) basic material economic terms, including price, notional amount and termination date, pursuant to CFTC Regulation 23.431(a)(2), provided such disclosures are confirmed by Party A in a written notice (which confirmation may be provided post-trade) by a means specified in subsection (a) above.

(c) Party B further agrees that in the event the CFTC issues no-action relief regarding compliance by Party A with any of the rules imposed on swap dealers that is conditioned upon Party A obtaining Party B’s written consent thereto, such consent shall be deemed to have been given by Party B if (i) Party A posts such no-action relief  on a web page at, or accessible through, a URL designated in a written notice given to Party B in accordance with the Notice Procedures, (ii) Party A notifies Party B of such posting in a written notice given to Party B in accordance with the Notice Procedures, and (iii)  Party B fails to notify Party A in writing in accordance with the Notice Procedures, within three (3) business days of such posting and notification by Party A, that Party B does not give its consent to such no-action relief.

3.

Disclosure of Material Confidential Information to Party A Regulators. Party B agrees that Party A is authorized to disclose “material confidential information” (as such term is used in CFTC Regulation 23.410(c) (“Material Confidential Information”)) provided to Party A by (or on behalf of) Party B to comply with a request of any regulatory authority or self-regulatory organization with jurisdiction over Party A or of which Party A is a member or as otherwise required by applicable law (whether by statute, law, rule, regulation, court order, subpoena, deposition, civil investigative demand or otherwise).  If, on or prior to the date of this Agreement, Party B and Party A have entered into a written agreement relating to the nondisclosure of information regarding Party B or its activities, Party B and Party A agree that all information that is subject to that agreement that constitutes Material Confidential Information and is provided by (or on behalf of) Party B to Party A may be used or disclosed by Party A in any manner that is not prohibited by the terms of such agreement, irrespective of any limitations set forth in CFTC Regulation 23.410(c)(1).

4.

Disclosure of Material Confidential Information to Party A Affiliates.  Notwithstanding that any Material Confidential Information provided by (or on behalf of) Party B to Party A may be subject to an agreement of the type described in subsection 3 above, Party B agrees that Party A is authorized to use or disclose such Material Confidential Information to (i) any of its affiliates, third-party service providers (provided such affiliates and third-party service providers are subject to limitations on use or disclosure that are no less restrictive than the limitations applicable to Party A under the DF Rules, as agreed by the parties in this Agreement) and (ii) any person acting for or on behalf of Party A, including an “associated person” as defined in Section 1a(4) of the CEA, solely for purposes of complying with the internal legal risk, compliance, accounting, operational risk, market risk, liquidity risk or credit risk policies of Party A or its affiliates (in each case, consistently applied) or as otherwise permitted by the DF Rules. Notwithstanding the foregoing, no such Material Confidential Information will be disclosed to any person acting in a structuring, sales or trading capacity for Party A or any affiliate of Party A except as permitted by CFTC Regulation 23.410(c)(2); provided that for purposes of the foregoing, Party B and Party A agree that:

a.

“the effective execution of any swap for or with counterparty,” as such language is used in CFTC Regulation 23.410(c)(2)(i), may require, without limitation, the delivery of Material Confidential Information to persons acting in a structuring, sales or trading capacity for Party A or any affiliate of Party A for the purpose of structuring a Swap or for the purpose of, but solely to the extent necessary for, establishing the price of a Swap or proposed Swap or adjusting the terms of an existing Swap; and

b.

the disclosure or use of Material Confidential Information to “hedge or mitigate any exposure,” as such language is used in CFTC Regulation 23.410(c)(2)(ii), includes, without limitation, its disclosure or use, for the purpose of, but solely to the extent necessary for, establishing or adjusting one or more anticipatory hedges or other positions intended to hedge against the market risk, liquidity risk or counterparty credit exposure to Party B that is generated by a Swap or proposed Swap.

5.

Information Not Considered Material Confidential Information. Party B agrees that the following information is not considered Material Confidential Information for purposes of this Agreement: information that, at or prior to the time of its use or disclosure by Party A, is generally available publicly other than as a result of (i) a breach by Party A of its obligations to Party B under applicable laws of the United States and rules, regulations, orders and written interpretations of U.S. federal authorities, self-regulatory organizations, markets, exchanges, and clearing facilities or a written agreement relating to the nondisclosure of information regarding Party B or its activities or (ii) a breach by (a) any of Party A’s affiliates or third-party service providers that receive such information from Party A or (b) any of Party A’s affiliates that receive such information in connection with the trading relationship between Party A and Party B, in either case, of corresponding restrictions on the use or disclosure of such information that are applicable to it.

6.

End-User Exception. If Party B is eligible for an exception from the mandatory clearing requirements with respect to any Swap under Section 2(h)(7) of the CEA and CFTC Regulation 50.50, Party B may elect, in writing, not to clear such Swap; provided, that in order to make such election, Party B shall provide to Party A any certificates and documentation required by Party A in connection therewith.

Notwithstanding anything to the contrary in this Agreement or in any non-disclosure, confidentiality or similar agreement between the parties, if Party B elects the exception from the mandatory clearing requirement provided under Section (2)(h)(7) of the CEA and CFTC Regulation 50.50 with respect to a particular Swap, each party hereby consents to the disclosure of information related to such election to the extent required by applicable DF Rules.

7.

Daily Marks for Cleared Swaps. Party B agrees and acknowledges that, with respect to each cleared Swap originally executed between Party B and Party A, Party B will obtain any daily marks it wishes to receive for such cleared Swap from (i) the futures commission merchant through which Party B clears such Swap; (ii) the relevant “derivatives clearing organization” (as such term is defined in Section 1a(15) of the CEA and applicable CFTC Regulations, hereinafter, “DCO”); or (iii) another third party.

8.

Daily Marks for Uncleared Swaps. Party B agrees and acknowledges that, unless otherwise agreed with Party A in writing, with respect to each uncleared Swap between Party B and Party A, any daily marks required to be provided by Party A to Party B pursuant to CFTC Regulation 23.431(d) will be calculated by Party A as of the close of business on the valuation date specified.

9.

Swaps are for Hedging Purposes Only. If Party B is a corporation, partnership, proprietorship, organization, trust, or other entity, Party B represents to Party A (which representation is deemed repeated as of the time of each Swap Transaction Event) that each Swap entered into by it under this Agreement will be entered into in connection with the conduct of Party B’s business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Party B in the conduct of Party B’s business. If Party B is an individual, Party B represents to Party A (which representation is deemed repeated as of the time of each Swap Transaction Event) that each Swap entered into by it under this Agreement will be entered into in order to manage the risk associated with an asset owned or liability incurred, or reasonably likely to be owned or incurred, by Party B.

10.

International Swaps. Party B agrees that with respect to each Swap under this Agreement  that is an “international swap” (as that term is defined in CFTC Regulation 45.1), it shall notify Party A of such international swap, as soon as practicable and in accordance with the Notice Procedures, of the (i) identity of each non-U.S. trade repository not registered with the CFTC to which the Party B or its agent has reported the Swap, if any, and (ii) swap identifier used by such non-U.S. trade repository to identify the Swap, if any.

11.

Notification of “Life Cycle” Events. Party B agrees that with respect to each Swap under this Agreement, upon the occurrence of any “life cycle event” (as that term is defined in CFTC Regulation 45.1) relating to a corporate event in respect of such Party B and such Swap, it will, as soon as practicable, but in no event later than 10 a.m. on the second Local Business Day following the day on which such life cycle event occurs, notify Party A in accordance with the Notice Procedures of the occurrence of such life cycle event, with sufficient detail regarding such life cycle event to allow Party A to comply with any reporting requirements imposed by the DF Rules.

12.	Party B is not a Commodity Pool. Party B represents to Party A that it is not a “commodity pool” as that term is defined in Section 1a(10) of the CEA and applicable CFTC Regulations thereunder.

13.

Party B is not a Financial Entity. Party B represents to Party A that it is not a “financial entity,” as such term is defined in Section 2(h)(7)(C)(i) of the CEA and applicable CFTC Regulations thereunder.

14.	Party B is not a Swap Dealer. Party B represents to Party A that it is not a “swap dealer” as such term is defined in Section 1a(49) of the CEA and applicable CFTC Regulations thereunder.

15.

Party B is not a Security-Based Swap Dealer. Party B represents to Party A that it is not a “security-based swap dealer” as such term is defined in Section 3(a)(71) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rule 3a-71-1 thereunder.

16.

Party B is not a Major Swap Participant. Party B represents to Party A that it is not a “major swap participant” as such term is defined in Section 1a(33) of the CEA and applicable CFTC Regulations thereunder.

17.

Party B is not a Major Security-Based Swap Participant.   Party B represents to Party A that it is not a “major security-based swap participant” as such term is defined in Section 3(a)(67) of the Exchange Act and Rule 3a67-1 thereunder.

18.	Party B is not a Special Entity. Party B represents to Party A that it is not a “Special Entity”.

The term “Special Entity” means:

i.	a Federal agency;

ii.

a State, State agency, city, county, municipality, other political subdivision of a State, or any instrumentality, department, or a corporation of or established by a State or political subdivision of a State;

iii.	any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

iv.	any governmental plan, as defined in Section 3 of ERISA;

v.	any endowment, including an endowment that is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986; or

vi.

any employee benefit plan defined in Section 3 of ERISA, not otherwise defined as a Special Entity, that elects to be a Special Entity by notifying Party A of its election prior to entering into a Swap with Party A.

19.

Party B is not an Obligated Person.  Party B represents to Party A, as of the date hereof and again on each Trade Date, that it is not either a “municipal entity” or “obligated person” (in each case, as defined in Section 15B of the Securities Exchange Act of 1934, as amended, and the rules adopted by the Securities and Exchange Commission with respect to municipal advisor registration).

20.

Party B is not an Active Fund. Party B represents to Party A that it is not an “Active Fund”. “Active Fund” means a “private fund,” as defined in Section 202(a) of the Investment Advisers Act of 1940, that (i) is not a Third-Party Subaccount (as defined below) and (ii) has executed 200 or more swaps per month on average over the 12 months preceding November 1, 2012. For purposes of clause (ii) of this definition, “swaps” shall exclude “foreign exchange forwards” and “foreign exchange swaps,” as those terms are defined in Sections 1a(24) and 1a(25) of the CEA, respectively, exempted from regulation as “swaps” by the U.S. Secretary of the Treasury pursuant to authority granted by Section 1a(47)(E) of the CEA.  “Third-Party Subaccount” means an account that is managed by an investment manager who is (1) independent of and unaffiliated with the account’s beneficial owner or sponsor and (2) responsible for the documentation necessary for the account’s beneficial owner to clear swaps.

21.

Party B is Not a Financial Company or an Insured Depository Institution. Party B represents to Party A that it is neither an “insured depository institution” (as defined in 12 U.S.C. § 1813) nor a “financial company” (as defined in Section 201(a)(11) of the Dodd-Frank Act, 12 U.S.C. § 5381(a)(11)). Party B agrees to provide notice to Party A, in accordance with the Notice Procedures, if at any time after its execution of this Agreement it becomes an “insured depository institution” (as defined in 12 U.S.C. § 1813) or it becomes a “financial company” (as defined in Section 201(a)(11) of the Dodd-Frank Act, 12 U.S.C. § 5381(a)(11)).

22.

Party B Does Not Have any “Designated Evaluation Agents”. Party B represents to Party A that it does not have any person (other than an employee of Party B) that is responsible for (i) evaluating investment risks with regard to any Swaps or trading strategies involving Swaps that are governed by or proposed to be governed by this Agreement or providing Party B with any Swap Recommendations concerning any Swaps or trading strategies involving Swaps that are governed by or proposed to be governed by this Agreement, or (ii) making trading decisions on behalf of Party B with respect to any Swaps that are governed by or proposed to be governed by this Agreement.

23.

Party B is Exercising Independent Judgment in Evaluating All Swap Recommendations.  Party B represents to Party A (which representations are deemed repeated by Party B as of the occurrence of each Swap Communication Event) that:

a.

Party B has complied in good faith with written policies and procedures that are reasonably designed to ensure that the persons responsible for evaluating all Swap Recommendations and making trading decisions on behalf of Party B are capable of doing so;

b.

Party B is capable of independently evaluating  risks (including, without limitation, investment, market, credit, liquidity, foreign currency, legal, operational and any other applicable risks disclosed in the risk disclosure statements delivered by Party A to Party B in connection with this Agreement) with regard to the relevant Swap Recommendation or trading strategies involving any Swap Recommendation; and

c.	Party B will exercise independent judgment in evaluating all Swap Recommendations or trading strategies involving any Swap Recommendation.

24.

Pre-Trade Mid-Market Mark for Certain Foreign Exchange, Interest Rate and Other Swaps.  Party B agrees that notwithstanding CFTC Regulation 23.431(a)(3)(i), Party A need not disclose the pre-trade mid-market mark in respect of any Covered Forex Transaction, in respect of any Covered Derivative Transaction or in respect of any Additional Pre-Trade Mark Transaction.

As used herein, “Covered Forex Transaction” means a transaction for which real-time tradeable bid and offer prices are available electronically, in the marketplace, to Party B, and that is: (i) a “foreign exchange forward” or “foreign exchange swap,” as those terms are defined in Sections 1a(24) and 1a(25) of the CEA, respectively, (a) that by its terms is physically settled, (b) where each currency is one included among the BIS 31 Currencies (as defined below), and (c) where the transaction has a stated maturity of one year or less; or (ii) a vanilla foreign exchange option (a) that by its terms is physically settled, (b) where each currency is one included among the BIS 31 Currencies, and (c) where the option has a stated maturity of six months or less. As used herein, “BIS 31 Currencies” refer to any one of the following currencies: US dollar, Euro, Japanese yen, Pound sterling, Australian dollar, Swiss franc, Canadian dollar, Hong Kong dollar, Swedish krona, New Zealand dollar, Korean won, Singapore dollar, Norwegian krona, Mexican peso, Indian rupee, Russian rouble, Chinese renminbi, Polish zloty, Turkish lira, South African rand, Brazilian real, Danish krone, New Taiwan dollar, Hungarian forint, Malaysian ringgit, Thai baht, Czech koruna, Philippine peso, Chilean peso, Indonesian rupiah and Israeli new shekel.

As used herein, “Covered Derivative Transaction” means a transaction for which real-time executable bid and offer prices are available on a designated contract market or swap execution facility, and that is: (i) an untranched credit default swap referencing the on-the-run and most recent off-the-run series of the following indices: CDX.NA.IG 5Y, CDX.NA.HY 5Y, iTraxx Europe 5Y and iTraxx Europe Crossover 5yr; or (ii) an interest rate swap (A) in the “fixed-for-floating swap class” (as such term is used in CFTC Regulation 50.4(a)) denominated in USD or EUR, (B) for which the remaining term to the scheduled termination date is no more than 30 years, and (C) that has specifications set out in CFTC Regulation 50.4.

As used herein, “Additional Pre-Trade Mark Transaction” means a transaction (other than a Covered Forex Transaction) for which the CFTC provides no-action or other relief from CFTC Regulation 23.431(a)(3) that is based, in whole or in part, upon the agreement of a party that the swap dealer counterparty need not disclose pre-trade mid-market marks.

(d)        Notifications from Party A to Party B.

Party A hereby notifies Party B that:

1.	Party A is a provisionally registered Swap Dealer. Party A has provisionally registered with the CFTC as a “swap dealer” as defined in Section 1a(49) of the CEA and CFTC Regulation 1.3 thereunder.

2.

Party A is the Reporting Party B. As required by CFTC Regulations 43.3, 45.8 and 46.5, Party A shall be the “reporting counterparty” as defined in CFTC Regulations 45.1 and 46.1 and the “reporting party” as defined in CFTC Regulation 43.2. Accordingly, Party A will report transaction data relating to Swaps between Party B and Party A to an SDR pursuant to applicable CFTC Regulations.

3.

Scenario Analysis.  Prior to any Swap Transaction Event with respect to any Swap that is not “made available for trading” (as that phrase is used in the CFTC Regulations) on a designated contract market or swap execution facility, Party B may request, and consult on the design of, a scenario analysis to allow Party B to assess its potential exposure in connection with such Swap.  Upon such request by Party B (which if made orally will be confirmed by Party B in a written notice given to Party A in accordance with the Notice Procedures), Party A will provide to Party B a scenario analysis, which will be designed in consultation with Party B and done over a range of assumptions, including severe downside stress scenarios that would result in a significant loss. Party A will disclose all material assumptions and explain the calculation methodologies used to perform the requested scenario analysis; provided, however, that Party A is not required to disclose confidential, proprietary information about any model it may use to prepare such scenario analysis. In designing any requested scenario analysis, Party A will consider any relevant analysis that it undertakes for its own risk management purposes. Unless Party B makes a request for a scenario analysis prior to a Swap Transaction Event, Party B shall not be entitled to any scenario analysis with respect to such Swap Transaction Event unless Party A otherwise agrees.

4.

Draft Acknowledgment.  Prior to any Swap Transaction Event, Party B may request Party A to provide it with a draft acknowledgement specifying all of the terms of the subject Swap other than the applicable pricing and other relevant terms that are to be expressly agreed to at execution of such Swap.   For purposes of this subsection 3, the term “Swap” shall not include any “foreign exchange forward” or “foreign exchange swap,” as those terms are defined in Sections 1a(24) and 1a(25) of the CEA, respectively, governed, or to be governed, by this Agreement that are exempted from regulation as “swaps” by the U.S. Secretary of the Treasury pursuant to authority granted by Section 1a(47)(E) of the CEA.

5.	Daily Mark. For cleared Swaps originally executed by Party B and Party A, Party B has the right to receive, upon request, the daily mark for such cleared Swaps from the relevant DCO.

For any Swap Transaction Event with respect to an uncleared Swap, Party A will provide Party B (in accordance with CFTC Regulation 23.431(d)) with a daily mark of such uncleared Swap, which daily mark will be calculated by Party A as of the close of business on the valuation date specified or at such other time that Party A notifies Party B in writing in accordance with the Notice Procedures.  In respect of such daily mark, Party A hereby discloses to Party B that:

a.	the daily mark may not necessarily be a price at which either Party B or Party A would agree to replace or terminate the Swap;

b.	unless otherwise expressly agreed by the parties, calls for margin may be based on considerations other than the daily mark provided to Party B; and

c.	the daily mark may not necessarily be the value of the Swap that is marked on the books of Party A.

6.	Clearing.

A.

With respect to any Swap entered into between Party B and Party A under this Agreement that is subject to the mandatory clearing requirements under Section 2(h) of the CEA, Party B has the sole right to select the DCO at which the Swap will be cleared.

B.

With respect to any Swap entered into between Party B and Party A under this Agreement that is not subject to the mandatory clearing requirements under Section 2(h) of the CEA, Party B may elect, in its sole discretion, to clear such Swap and, if it so elects, Party B has the sole right to select the DCO at which the Swap will be cleared.

C.	Party A hereby notifies Party B that, upon acceptance of a Swap by a DCO:

a.	the original Swap between Party A and Party B is extinguished;

b.	the original Swap between Party A and Party B is replaced by equal and opposite Swaps with the DCO; and

c.	all terms of the Swap shall conform to the product specifications of the cleared Swap established under the DCO’s rules.

D.

Subject to subsection (F) below, in the event that (i) Party A and Party B have entered into a Swap that is of a type that the CFTC has included within the Initial Mandatory Clearing Determination, and (ii) the execution of such Swap has occurred during the period where clearing is mandatory for such type of Swap between two Category 1 Entities but not for such type of Swap between a Category 1 Entity and a counterparty that is not a Category 1 Entity, then upon execution of such Swap, Party B shall be deemed to have represented that Party B is not a Category 1 Entity.

E.

Subject to subsection (F) below, in the event that (i) Party A and Party B have entered into a Swap that is of a type that the CFTC has included within the Initial Mandatory Clearing Determination and (ii) the execution of such Swap has occurred during a period where clearing is mandatory for such type of Swap between two Category 1 Entities or between a Category 1 Entity and a Category 2 Entity but not between a Category 1 Entity and a counterparty that is neither a Category 1 Entity nor a Category 2 Entity, then upon execution of such Swap, Party B shall be deemed to have represented that Party B is not a Category 1 Entity and is not a Category 2 Entity.

F.

Notwithstanding subsection (D) or (E) above, Party B will not be deemed to have made a representation as to its status as a Category 1 Entity or a Category 2 Entity in connection with the execution of a Swap if (i) prior to execution of such Swap, (a) Party B has notified Party A in writing in accordance with the Notice Procedures that it is a Category 1 Entity or (in the case of subsection (E) above only) a Category 2 Entity, or (b) Party B has instructed Party A to clear such Swap with a DCO or (ii) at the time of such execution, the Swap would not be subject to mandatory clearing pursuant to an exemption  provided under Section 2(h)(7) of the CEA and CFTC Regulation 50.50 or in accordance with written CFTC guidance (by rulemaking or otherwise) that applies notwithstanding that Party B may be a Category 1 Entity or (in the case of subsection (E) above only) a Category 2 Entity.

G.

In the event of any Additional Mandatory Clearing Determination, Party B agrees to provide to Party A information reasonably requested by Party A to determine whether and when the requirements of such Additional Mandatory Clearing Determination may apply with respect to Swaps entered into between Party B and Party A under this Agreement.

As used in this subsection 6:

“Additional Mandatory Clearing Determination” means a determination by the CFTC pursuant to Section 2(h) of the CEA that certain swaps or groups, categories or classes of swaps shall be subject to mandatory submission for clearing to a DCO eligible to clear such swaps other than those swaps included in the Initial Mandatory Clearing Determination.

“Category 1 Entity” means (i) a Swap Dealer, (ii) a Major Swap Participant, (iii) a Security-Based Swap Dealer, (iv) a Major Security-Based Swap Participant, or (v) an Active Fund (as defined in subsection (c)20 of this Part 7).

“Category 2 Entity” means (i) a commodity pool as defined in Section 1a(10) of the CEA and CFTC Regulations thereunder, (ii) a “private fund,” as defined in Section 202(a) of the Investment Advisers Act of 1940 other than an Active Fund, or (iii) a person predominately engaged in activities that are in the business of banking, or in activities that are “financial in nature,” as defined in Section 4(k) of the Bank Holding Company Act of 1956, provided that, in each case, the entity is not a Third-Party Subaccount (as defined in subsection (c)20 of this Part 7).

“Initial Mandatory Clearing Determination” means the CFTC determination initially published in the Federal Register on December 12, 2012 pursuant to rulemaking under Section 2(h) of the CEA and listed in CFTC Regulation 50.4, providing that certain classes of interest rate swaps and credit default swaps shall be subject to mandatory submission for clearing to a DCO eligible to clear such swaps under CFTC Regulation 39.5, as amended.

7.

Suitability.  Party A hereby discloses to Party B (which disclosure is deemed repeated by Party A as of the occurrence of each Swap Communication Event) that Party A is acting in its capacity as a counterparty and is not undertaking to assess the suitability of any Swap Transaction Event or trading strategy involving a Swap Transaction Event for Party B.

8.

Orderly Liquidation of Party A.   Party A hereby notifies Party B that (i) it is an “insured depository institution” (as defined in 12 U.S.C. § 1813), and (ii) it is not a “financial company” (as defined in Section 201(a)(11) of the Dodd-Frank Act, 12 U.S.C. § 5381(a)(11)).  Party A agrees to provide notice to Party B, in accordance with the Notice Procedures, if at any time after its execution of this Agreement it ceases to be an “insured depository institution” (as defined in 12 U.S.C. § 1813) or if it becomes a “financial company” (as defined in Section 201(a)(11) of the Dodd-Frank Act, 12 U.S.C. § 5381(a)(11)).

Party A hereby notifies Party B that in the event the Federal Deposit Insurance Corporation (“FDIC”) has been appointed as a receiver over Party A:

a.

certain limitations under Title II of the Dodd-Frank Act or the Federal Deposit Insurance Act of 1950, as amended, may apply to the rights of Party B to terminate, liquidate, or net any Swap by reason of the appointment of the FDIC as receiver over Party A, notwithstanding the agreement of the parties in this Agreement; and

b.	the FDIC may have certain rights to transfer swaps of Party A under Section 210(c)(9)(A) of the Dodd-Frank Act, 12 U.S.C. § 5390(c)(9)(A), or 12 U.S.C. § 1821(e)(9)(A).

9.

Portfolio Compression.   For purposes of this subsection 9, the term “Swap” shall not include any Swap that is cleared by a DCO.  At any time after the Portfolio Compression Compliance Date (as defined below), Party B can request Party A to engage in portfolio compression exercises with respect to substantially similar Swaps outstanding under this Agreement in accordance with CFTC Regulation 23.503(b). “Portfolio Compression Compliance Date” shall mean the date on which Party A reasonably determines (taking into consideration the scope of application of CFTC Regulation 23.503, applicable CFTC interpretations and other applicable CFTC Regulations) compliance with this subsection 9 is required with respect to Party B under CFTC Regulation 23.503.

10.	Optional Termination of Certain Provisions under this Part 7.

Notwithstanding any other provision of this Agreement, Party A may terminate one or more provisions of this Part 7, in whole or in part, with the effect that each terminated provision shall have no further force and effect with respect to all or specified classes of Swaps under this Agreement and the parties will each be released and discharged from all further obligations in respect thereof as of the date designated by Party A, subject to the following terms and conditions:

a.	Party A shall have determined that compliance by it with respect to Party B and/or specified classes of Swaps under this Agreement is not required under the relevant provisions of the DF Rules; and

b.

Party A shall give Party B written notice in accordance with the Notice Procedures not later than two (2) Local Business Days prior to the effective date for such termination, which notice shall designate: (i) the effective date for such termination and (ii) the relevant provisions of this Agreement and/or the relevant classes of Swaps under this Agreement covered by such termination.

11.

Address for Complaints. Any complaint, grievance, criticism or concern that Party B may have against Party A relating to, arising from, or in connection with Party A’s trading conduct or behavior or with Party A’s performance (or failure to perform) any of its regulatory obligations under the Dodd-Frank Act should be directed to the following physical address, e-mail address, facsimile number or telephone number:

Address:                      Party A Bank, National Association

Institutional Banking Compliance Department

Mailstop D1-Y806-29-2

Capital Markets Compliance

One North Franklin Street, 29th floor

Chicago, IL 60606

E-mail Address:            institutionalbankingcompliance@pnc.com

Facsimile Number:       312-338-8132

Telephone Number:      312-338-8217

(e)        Risk Valuations.  For purposes of this subsection (e), the term “Swap” shall not include any Swap that is cleared by a DCO.  Party A and Party B agree that effective on and after the date on which Party A reasonably determines (taking into consideration the scope of application of CFTC  Regulation 23.504(b)(4), applicable CFTC interpretations and other applicable CFTC Regulations) compliance with this subsection (e) is required with respect to Party B under CFTC Regulation 23.504(b)(4) (the “Risk Valuation Compliance Date”):

1.

Calculation of Risk Valuation. On each Risk Valuation Date, Party A will calculate the Risk Valuation (as defined below) in respect of each Swap under this Agreement for which a Risk Valuation Transaction Event (as defined below) has occurred after the Risk Valuation Compliance Date.  As used herein, “Risk Valuation Date” means each Local Business Day.

2.

Methodology of Valuation. Upon written request by Party B delivered to Party A in accordance with the Notice Procedures on or before the Local Business Day following a Risk Valuation Date, Party A will notify Party B of the Risk Valuations (as defined below) determined by Party A for such Risk Valuation Date and provide Party B written documentation detailing the processes and methodology Party A used for determining such Risk Valuations.  Each Risk Valuation will be determined by Party A acting in good faith and using commercially reasonable procedures in order to produce a commercially reasonable result, and shall be based on recently executed transactions or other objective criteria.  Nothing contained in this subsection (e) shall require Party A to disclose to Party B any confidential, proprietary information about any model Party A may use to determine the Risk Valuation of any Swap.  As used herein, “Risk Valuation” means the current market value of each such Swap or portfolio of Swaps as determined by Party A for the purposes of posting or transferring margin (if any) to comply with the margin requirements under Section 4s(e) of the CEA and the CFTC’s Regulations under 17 CFR Part 23 and the risk management requirements under Section 4s(j) of the CEA and the CFTC’s Regulations under 17 CFR Part 23.

Notification by Party A to Party B of a Risk Valuation may be provided through any of the following means, each of which is agreed by the parties to be reliable: (i) written notice delivered by Party A to Party B in accordance with the Notice Procedures, (ii) any means agreed by the parties for the delivery of Risk Valuations, or (iii) by posting on a web page at, or accessible through, a URL designated in a written notice given to Party B in accordance with the Notice Procedures.

As used in this subsection (e), “Risk Valuation Transaction Event” shall mean any event that results in a new Swap between the parties under this Agreement or results in a change to the terms of an existing Swap under this Agreement, including execution, termination, assignment, novation, exchange, transfer, amendment, conveyance, or extinguishing of rights or obligations of such Swap.

3.

Dispute Resolution. If Party B wishes to dispute Party A’s calculation of a Risk Valuation, Party B shall notify Party A in writing in accordance with the Notice Procedures on or prior to the close of business on the Local Business Day following the date on which Party B was notified of such Risk Valuation. Any such notice shall identify the Swap or Swaps subject to the disputed Risk Valuation and shall include details of Party B’s calculation of the Risk Valuations (which must be calculated by Party B acting in good faith and using commercially reasonable procedures in order to produce a commercially reasonable result) for all such Swaps as of the relevant date for which Party A provided such disputed Risk Valuations to Party B.

If Party B disputes Party A’s calculation of a Risk Valuation and the parties have not agreed in a separate writing to a valuation dispute resolution process by which the Risk Valuation of a Swap or portfolio of Swaps under this Agreement is determined, then the following process will apply in respect of the dispute of such Risk Valuation:

i.	the parties will consult with each other in good faith in an attempt to resolve the dispute; and

ii.

if the parties fail to resolve the dispute within three (3) Local Business Days, Party A will recalculate the Risk Valuation as of the date on which the Risk Valuation that gave rise to the relevant dispute was calculated by seeking actual quotations at mid-market from four (4)  Reference Market-makers (as defined below), and taking the arithmetic average of those quotations obtained; provided that if four quotations are not available, then fewer than four quotations may be used; and if no quotations are available, then Party A’s original Risk Valuation calculation will be used.  Following a recalculation pursuant to this subsection 3, Party A will promptly provide the results to Party B in writing, and such recalculation shall be the Risk Valuation for the applicable Risk Valuation Date.

As used herein, “Reference Market-makers” means leading dealers in the relevant market selected by Party A in good faith (i) from among dealers of the highest credit standing which satisfy the criteria that Party A applies generally at the time in deciding whether to offer or to make an extension of credit and (ii) to the extent practicable, from among such dealers having an office in the same city.

4.

Relationship to Other Valuations. The parties acknowledge and agree that the process agreed herein for the production and dispute of Risk Valuations is exclusively for determining the value of each relevant Swap for the purpose of compliance by Party A with the margin requirements under Section 4s(e) of the CEA and the risk management requirements under Section 4s(j) of the CEA and related CFTC Regulations under 17 CFR Part 23, and shall not affect any agreement of the parties regarding the calculation of Risk Valuations or disputes regarding Risk Valuations for any other purpose under this Agreement. Any resolutions of disputes regarding Risk Valuations may be different from the resolutions of disputes for any other purpose under this Agreement.

The parties acknowledge and agree that the adoption of margin regulations to implement Section 4s(e) of the CEA may require additional agreements between the parties regarding the calculation of Swap valuations for purposes of such regulations and Party A’s compliance with risk management requirements under Section 4s(j) of the CEA and related CFTC Regulations under 17 CFR Part 23,  and the parties’ agreement to incorporate this language in no way constitutes agreement to adopt the procedures provided herein with respect to the calculation of, or resolution of disputes regarding, margin valuations.

Notwithstanding anything to the contrary in this Agreement, Party A and Party B may in good faith agree in writing to any other procedure for (i) the calculation of Risk Valuations and/or (ii) the resolution of any dispute between them, in either case, whether in addition to or in substitution of the procedures set out in this Agreement.

(f)            Portfolio Reconciliations.   For purposes of this subsection (f), the term “Swap” shall not include any Swap that is cleared by a DCO. Party A and Party B agree as follows:

1.

Portfolio Data. From time to time, Party A may give to Party B a Required Portfolio Reconciliation Notice.  The Required Portfolio Reconciliation Notice will specify one or more Data Delivery Dates, provided that the first such date will be a day no earlier than the second (2nd) Local Business Day following the date on which such notice is given to Party B.  On each Data Delivery Date, Party A will provide Portfolio Data to Party B for verification by Party B.  For the purposes of this subsection (f), Portfolio Data will be considered to have been provided to Party B (and Party B will be considered to have received such Portfolio Data) if it has been provided (i) in accordance with the Notice Procedures, (ii) by posting on a web page at, or accessible through, a URL designated in a written notice given to Party B in accordance with the Notice Procedures, or (iii) to a third-party service provider agreed to in writing between Party A and Party B for this purpose.

2.

Portfolio Reconciliation. On each Data Delivery Date on which Portfolio Data is provided by Party A to Party B, Party B shall review the Portfolio Data and either affirm or object (in a writing delivered to Party A in accordance with the Notice Procedures) to such Portfolio Data not later than the close of business on the second (2nd) Local Business Day following such Data Delivery Date. In the event that Party B objects to any Swap Valuations provided by Party A as part of the Portfolio Data, Party B will provide Party A with Party B’s Swap Valuations for all Swaps included within such Portfolio Data (calculated by Party B, as of the same calculation date used by Party A to calculate such Swap Valuations, in good faith and using commercially reasonable procedures in order to produce a commercially reasonable result). The failure by Party B to either affirm or object in writing to such Portfolio Data by the close of business on the second (2nd) Local Business Day following the applicable Data Delivery Date shall be deemed an affirmation by Party B of such Portfolio Data.

3.

Dispute Resolution. In the event that Party B timely notifies Party A in writing in accordance with the Notice Procedures of any discrepancies in Portfolio Data in respect of any Material Terms or Swap Valuations, Party A and Party B agree to consult with each other in an attempt to resolve all such discrepancies in a timely fashion; provided that, unless otherwise agreed by the parties or required by applicable law, neither party shall be obligated to consult with the other party in an attempt to resolve a discrepancy in respect of a Swap Valuation if the difference between the relevant Swap Valuations determined by each party is less than an amount equal to ten percent (10%) of the higher of the two absolute values of the  respective Swap Valuations assigned to such Swap by the parties.

4.

Substitute Reconciliation Procedures.  Notwithstanding anything to the contrary in this Agreement, Party A and Party B may in good faith agree in writing to any other procedure for (i) the exchange, delivery and/or reconciliation of Portfolio Data, and/or (ii) the resolution of any discrepancy between them, in either case, whether in addition to or in substitution of the procedures set out in this Agreement.

5.

Change in Data Delivery Dates. In the event that the parties have agreed to multiple Data Delivery Dates, Party A may notify Party B in writing in accordance with the Notice Procedures if, at any time, during the period that such Data Delivery Dates are in effect, it is no longer required by the DF Rules to conduct Portfolio Reconciliations with the specified frequency.  Such notice shall specify (i) the new frequency with which portfolio reconciliations are believed by Party A to be required, which may be “Daily,” “Weekly,” “Quarterly,” “Annually” or another frequency required by the DF Rules and (ii) one or more new Data Delivery Dates.  Upon delivery of such a notice, Party A’s obligations to deliver Portfolio Data on the previously agreed Data Delivery Dates shall terminate.

As used in this subsection (f):

“Data Delivery Date” means (i) the quarterly date or the annual date (such frequency to be determined by Party A as necessary in order for Party A to comply with the DF Rules regarding the frequency with which Portfolio Reconciliations are to be performed) designated by Party A and communicated to Party B in accordance with the Notice Procedures, and (ii) any Local Business Day designated in a Required Portfolio Reconciliation Notice (if any) delivered by Party A to Party B in accordance with the Notice Procedures on or prior to the second Local Business Day preceding such date.

“Material Terms” has the meaning ascribed by the CFTC to such term for purposes of CFTC Regulation 23.502.

“Portfolio Data” means information (which, for the avoidance of doubt, is not required to include calculations or methodologies) relating to the terms of all outstanding Swaps under this Agreement in a form and standard that is capable of being reconciled, with a scope and level of detail that is reasonably determined by Party A to be required to comply with the DF Rules and that describes and includes, without limitation, all of the Material Terms of such Swaps and the current Swap Valuation attributed by Party A to each such Swap.  The information comprising the Portfolio Data to be delivered by Party A to Party B on a Data Delivery Date shall be prepared (i) as of the close of business in Pittsburgh, Pennsylvania on the immediately preceding Local Business Day, and (ii) in the case of Swap Valuations, in good faith and using commercially reasonable procedures in order to produce a commercially reasonable result.   Portfolio Data shall not include any Swap that is cleared by a DCO.

“Portfolio Reconciliation” means a comparison of Portfolio Data received by Party B from Party A against Party B’s own books and records for the purposes of identifying and resolving any discrepancies with regards to the Material Terms of any Portfolio Data and/or the Swap Valuations of such Portfolio Data.  A Portfolio Reconciliation may include (but shall not be required to include or be limited to) a systematic, line-by-line, field-by-field matching process performed using technological means such as a third party portfolio reconciliation service or a technology engine.

“Required Portfolio Reconciliation Notice” means a notice provided by Party A to Party B in which Party A represents that it is (in Party A’s good faith belief) necessary for both parties to  perform a Portfolio Reconciliation in order for Party A to comply with  the DF Rules regarding the frequency with which Portfolio Reconciliations are to be performed.

    “Swap Valuation” shall mean the current market value attributed by Party A to each Swap under this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

PNC BANK, NATIONAL ASSOCIATION                                   BEL FUSE INC.

   By:  /s/ Brandon A. Mayo                                                                   By:  /s/ Farouq Tuweiq

Name: Brandon A. Mayo                                                                    Name: Farouq Tuweiq

Title: AVP                                                                                            Title: CFO